UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2005

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2005, SumTotal Systems, Inc., a Delaware corporation (“SumTotal,” or the “Company”), entered into an offer letter (the “Offer Letter”) with Donald (Don) E. Fowler in connection with his appointment as the Company’s regular full-time CEO. The Offer Letter sets forth the terms of the employment engagement with Mr. Fowler. The terms of the Offer Letter were approved by the Board of Directors, based on the recommendation of the Board’s Compensation Committee, and provides, among other things, that Mr. Fowler will (i) be paid a salary of $16,667.67 semi-monthly, or $400,000 annually; (ii) participate in SumTotal’s Executive Incentive Plan which provides an opportunity for Mr. Fowler to earn up to an additional 60% of his base salary annually; and (iii) receive a stock grant of 240,000 shares of the Company’s common stock, to vest monthly beginning on April 19, 2006 as to 1/18 of the total shares, or 13,333 shares, during his period of service to the Company. Mr. Fowler will also be eligible for SumTotal’s standard benefit plans. Effective as of November 29, 2005, the Offer Letter replaces in its entirety the consulting agreement between the Company and Mr. Fowler dated October 25, 2005, the terms of which were substantially described in the Current Report on Form 8-K filed by SumTotal on October 19, 2005 and which is filed as Exhibit 99.2 hereto.

This description is qualified in its entirety by the Offer Letter which is filed as Exhibit 99.1 hereto.

In connection with his employment, Mr. Fowler also entered into the Company’s standard form of Officer’s Change of Control Agreement which form was filed with SumTotal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Mr. Fowler will also remain a member of the Company’s Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer

On November 29, 2005, announced that Donald E. (Don) Fowler has been appointed as the Company’s regular full-time CEO, effective immediately. Mr. Fowler has been serving as interim CEO of the Company since October 19, 2005 and had previously served as Chair of the Board of SumTotal and also of Docent, Inc. (“Docent”), which merged with Click2learn, Inc. (“Click2learn”), in March of 2004 to form SumTotal.

Mr. Fowler, 67, is currently involved with various private companies, through advisory or board memberships, and most recently served in an executive capacity as CEO of eT Communications from 1996 to 1998, and as interim CEO of several other companies between 1996 and 2002. Mr. Fowler was a Senior Vice President at Tandem Computers from 1986 to 1996. Mr. Fowler also served in executive capacities with Bechtel Group from 1976 to 1986, and IBM from 1965 to 1976. In addition to Docent, he has also served on the boards of ADAC Laboratories and TelCom Semiconductor, and now serves on the board of Storage Engine Inc. Mr. Fowler received a B.S. in Mathematics and an M.B.A from the University of Washington.

The terms of the Offer Letter entered into between SumTotal and Mr. Fowler are set forth in Item 1.01 above and such description is incorporated herein by reference.

Mr. Fowler will remain a member of the Company’s Board of Directors.

Appointment of Chair of the Board of Directors

On November 29, 2005, SumTotal also announced that current Director and Audit Committee Chair, Jack Acosta, 58, has been appointed Chair of SumTotal’s Board of Directors, effective November 29, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Offer Letter, dated November 29, 2005 between SumTotal Systems and Don Fowler

99.2	Consulting Agreement between the Company and Mr. Fowler, dated October 25, 2005, which is replaced in its entirety by the Offer Letter filed as Exhibit 99.1 to this Current Report on Form 8-K.

99.3	Press Release of SumTotal Systems, Inc. entitled “SumTotal Systems Appoints Don Fowler CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Erika Rottenberg
Erika Rottenberg Senior Vice President, General Counsel & Secretary

Date: November 29, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter, dated November 29, 2005 between SumTotal and Don Fowler

99.2	Consulting Agreement between the Company and Mr. Fowler, dated October 25, 2005, which is replaced in its entirety by the Offer Letter filed as Exhibit 99.1 to this Current Report on Form 8-K.

99.3	Press Release of SumTotal Systems, Inc. entitled “SumTotal Systems Appoints Don Fowler CEO”